Carriage Services Updates Company & Investment Profile

    HOUSTON, June 10 /PRNewswire-FirstCall/ -- Carriage Services, Inc.
(NYSE: CSV) today announced that it has updated its "Company & Investment Profile." Included in Carriage's updated document is new and current information, including the "Long Term Base Case Financial Scenario," as revised on May 12, 2003, an updated "Base Case Enterprise Valuation LBO Structure" analysis and a new discussion on operating strategy. Investors and interested parties are encouraged to visit the Company's website, http://www.carriageservices.com to download the Adobe Acrobat formatted file, which is also being filed on Form 8-K with the Securities and Exchange Commission.

    This document is being published and updated by Carriage Services in continuation of the company's stated goal to provide more disclosure and transparency to the investment community regarding Carriage's operations, goals, industry dynamics and conditions. Given structural and regulatory changes impacting the brokerage industry, challenging capital market conditions, and reduced sell side analyst coverage of Carriage Services, it is the Company's intent to take greater responsibility and a more proactive role in communicating with investors.

    Carriage Services is the fourth largest publicly traded deathcare company. As of June 10, 2003, Carriage operates 141 funeral homes and 30 cemeteries in 29 states.

    Certain statements made herein or elsewhere by, or on behalf of, the company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions that the company believes are reasonable; however, many important factors, as discussed under "Forward-Looking Statements and Cautionary Statements" in the company's Annual Report and Form 10-K for the year ended December 31, 2002, could cause the company's results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the company. A copy of the company's Form 10-K, and other Carriage Services information and news releases, are available at www.carriageservices.com .


     Contacts:  Mel Payne, Chairman & CEO
                Joe Saporito, CFO
                Carriage Services, Inc.
                713-332-8400

                Ken Dennard / kdennard@drg-e.com
                Lisa Elliott / lelliott@drg-e.com
                DRG&E
                713-529-6600